Exhibit 32.1
Certification Pursuant To Section 906
of the Sarbanes-Oxley Act of 2002
We hereby certify that the accompanying Quarterly Report of Quanex Corporation on Form 10-Q for the quarter ended July 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Quanex Corporation.
August 30, 2006

/s/ Raymond A. Jean	/s/ Thomas M. Walker

Raymond A. Jean Chairman of the Board, President and Chief Executive Officer	Thomas M. Walker Senior Vice President—Finance and Chief Financial Officer (Principal Financial Officer)